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                                                                     EXHIBIT 8.1


                                  March 5, 1998


Onyx Acceptance Financial Corporation
   on behalf of
Onyx Acceptance Grantor Trust 1998-1
c/o     Onyx Acceptance Financial Corporation
        8001 Irvine Center Drive, Sixth Floor
        Irvine, California 92618

        Re:    Onyx Acceptance Grantor Trust 1998-1
               Registration Statement on Form S-1
               Registration No. 333-46359

Ladies and Gentlemen:

        We have acted as counsel for Onyx Acceptance Grantor Trust 1998-1 (the "Trust"), in connection with the proposed issuance by the Trust of its Pass-Through Certificates (the "Pass-Through Certificates") to be issued pursuant to a Pooling and Servicing Agreement, by and among the Onyx Acceptance Financial Corporation, as seller (the "Seller"), Onyx Acceptance Corporation, as servicer (the "Servicer") and Bankers Trust Company, in its capacity as trustee of the Trust (the "Trustee"). The Pooling and Servicing Agreement, in the form filed with the Securities and Exchange Commission on March 5, 1998 as an exhibit to Amendment No. 1 to the above-referenced registration statement (as so amended, the "Registration Statement") on Form S-1 (File No. 333-46359) under the Securities Act of 1933, as amended (the "1933 Act"), is herein referred to as the "Agreement."

        We have examined originals or copies, certified or otherwise identified to our satisfaction, the form of Agreement and the form of Pass-Through Certificates included therein, and such other documents, records, certificates of the Trust and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Agreement as completed for the Pass-Through Certificates will be duly executed and delivered by each of the parties thereto; that the Pass-Through Certificates as completed will be duly executed and delivered substantially in the forms contemplated by the Agreement; and that the Pass-Through Certificates will be sold as described in the Registration Statement.

        On the basis of the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration

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Onyx Acceptance Financial Corporation
   on behalf of
Onyx Acceptance Grantor Trust 1998-1
March 5, 1998
Page 2

Statement accurately describes the material federal income tax consequences to holders of Pass-Through Certificates, under existing law and subject to the qualifications and assumptions stated therein.

        The opinion herein is based upon our interpretations of current law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. We must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. Our opinion is not binding on the Internal Revenue Services or a court and there can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

        We consent to the use and filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ Andrews & Kurth L.L.P.